                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ________________

                                   FORM 8-K/A

                               (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 9, 1997
                                                          -------------

                               INTELLICELL CORP.
                               -----------------
             (Exact name of registrant as specified in its charter)

        Delaware                         1-12571                 95-4467726
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)

               6929 Hayvenhurst Avenue, Van Nuys, California 91406
               ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (818) 906-7777

          _____________________________________________________________
           Former name or former address, if changed since last report

Item 4.  Changes in Registrant's Certifying Accountant

         On April 9, 1997, Richard A. Eisner & Company, LLP ("Eisner"), the accounting firm that audited the financial statements of Intellicell Corp. (the "Company") at December 31, 1994 and 1995 and for the years ended December 31, 1993, 1994 and 1995, resigned as the Company's independent auditor. The report of Eisner for the fiscal years ended December 31, 1993, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

         It is the Company's opinion that during the audit period for the fiscal years ended December 31, 1993, 1994 and 1995 and during the interim period prior to Eisner's resignation, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. However, in its letter of resignation addressed to the Company's Board of Directors, Eisner concluded that it was "unable to rely on the integrity of management."

         As a result of the foregoing, the Company will be unable to file its Annual Report on Form 10-K for the year ended December 31, 1996 within the time prescribed by regulation under the Securities Exchange Act of 1934. The Company intends to retain another accounting firm to complete the audit for such year.

Item 7.  Exhibits.

         16.1    Letter from Richard A. Eisner & Company, LLP.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           INTELLICELL CORP.


                                           By: /s/ James E. Bunting
                                               ----------------------------
                                                   James E. Bunting
                                                   Chief Financial Officer

Date: April 21, 1997

                                 EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

16.1                               Letter from Richard A. Eisner & Company, LLP.